Exhibit 10.5

FIRST AMENDMENT TO OPTION AGREEMENT

THIS FIRST AMENDMENT TO OPTION AGREEMENT (this “Amendment”) is made effective as of September 19, 2011 (the “Effective Date”), by and between RANGE MICHIGAN LLC, a Wyoming limited liability company with a mailing address of P.O. Box 726, 504 Fremont, Thermopolis, WY 82443-2913 (“Range”), and AMERICAN ENERGY DEVELOPMENT CORP. (F/K/A LJM ENERGY CORP.), a Nevada corporation with a mailing address of 9190 Double Diamond Parkway, Reno NV 89521 (“AED”).

RECITALS:

WHEREAS, Range and AED entered into that certain Option Agreement dated effective as of June 14, 2011 (the “Option Agreement”) regarding the option in favor of AED to participate in the development of certain oil and gas wells and prospects located in Washtenaw, Jackson and Ingham Counties, Michigan;

WHEREAS, Range and AED are also parties that certain Participation Agreement dated effective June 14, 2011 (the “Participation Agreement”) which governs, among other things, the development of the oil well known by the parties as the Brown #2-12 Well located in the Dansville Prospect located in Ingham County, Michigan (the “Brown #2-12 Well”); and

WHEREAS, Range and AED now desire to amend the Option Agreement as set forth herein.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein and in the Option Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

1. References to LJM.  All references to LJM in the Option Agreement are hereby deleted and replaced with AED.

2. Amendment to Section 4.1.  Section 4.1 of the Option Agreement is hereby deleted in its entirety and replaced with the following provisions:

4.1           Option Fee.  In consideration of the grant of the Option, AED shall pay Range the sum of One Hundred Thousand Dollars ($100,000) (the “Option Fee”) as follows:

i.	4.1.1 AED shall pay Range TWENTY FIVE THOUSAND DOLLARS ($25,000) for the Option on the Trenton One Prospect;

ii.	4.1.2 AED shall pay Range TWENTY FIVE THOUSAND DOLLARS ($25,000) for the Option on the Trenton Two Prospect;

iii.	4.1.3 AED shall pay Range FIFTY THOUSAND DOLLARS ($50,000) for the Option on the Kinneville Option Prospect.

iv.
4.1.4           The Option Fee shall be paid as follows: (a) in the event the Brown #2 Well is a producing well, Range has been authorized in the Participation Agreement to withhold the first ONE HUNDRED THOUSAND DOLLARS ($100,000) of AED’s share of the proceeds from the production of the Brown #2-12 Well for payment of the Option Fee; provided, however, if AED’s share of the proceeds from the Brown #2-12 Well withheld by Range is less than the full amount of the Option Fee on February 1, 2012, AED shall pay to Range the remaining balance of the Option Fee on or before February 5, 2012; or (b) in the event that Brown #2-12 Well is, in Range’s sole discretion, not capable of production, the Option Fee shall be due on January 1, 2012. Each portion of the Option Fee as listed above as compensation for the grant by Range of this Option, regardless of whether AED exercises the Option as to any Option Prospect.

3. Remaining Provisions Unchanged.  The Option Agreement, as amended by this Amendment, is and shall remain in full force and effect.  Except as amended hereby, the provisions of the Option Agreement are unchanged.

4. Counterparts.  This Amendment may be executed in one or more counterparts, which when executed shall constitute but one and the same instrument.

5. Authority to Execute.  The person executing this Amendment on behalf of each of the Parties warrants and represents that such person is duly authorized and empowered to execute this Agreement on behalf of such Party.

6. Severability.  This Amendment and the Option Agreement are intended to be performed in accordance with and only to the extent permitted by all legal requirements.  If any provision of this Amendment or the Option Agreement or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, but the extent of the invalidity or unenforceability does not destroy the basis of the bargain between the Parties as contained herein, the remainder of the Option Agreement, as amended, and the application of such provision to other persons and circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

[End of Text; Signature Pages Follow]

IN WITNESS WHEREOF the parties hereby execute and deliver this Amendment effective as of the Effective Date.

RANGE MICHIGAN LLC By its Manager: Range Exploration Partners LLC

By:	/s/ Frode Aschim
Frode Aschim
Its:	Manager

IN WITNESS WHEREOF the parties hereby execute and deliver this Amendment effective as of the Effective Date.

AED American Energy Development Corp.

By:	/s/ Herold Ribsskog
Herold Ribsskog
Its:	Chief Executive Officer